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                                                                  Exhibit (e)(3)

                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 1
                                       TO
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

     WHEREAS, Excelsior Funds Trust (the "Company") and Edgewood Services, Inc. (the "Distributor") desire to amend the Amended and Restated Distribution Agreement dated as of August 1, 1995 as amended and restated on February 9, 1996, July 25, 1997 and July 31, 1998 (the "Agreement") by and between them to include the Enhanced Tax Advantaged International Fund and the Equity Income Fund as investment portfolios of the Company covered by the Agreement; and

     WHEREAS, the Amended and Restated Distribution Agreement, as expressly amended hereby, shall continue in full force and effect.

     The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

     Schedule I to the Agreement is hereby amended and restated as follows:

                                   SCHEDULE I
                                       TO
                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

                                  Series Names
                             ----------------------

                                   Equity Fund
                                   Income Fund
                             Total Return Bond Fund
                               Mid Cap Value Fund
                            International Equity Fund
                               Optimum Growth Fund
                                 High Yield Fund
                   Enhanced Tax Advantaged International Fund
                               Equity Income Fund

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     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below as of __________, 2003.

                                                     EXCELSIOR FUNDS TRUST

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                                     EDGEWOOD SERVICES, INC.

                                                     By: _______________________
                                                     Name:
                                                     Title: